                                                                      EXHIBIT 2





                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                                   BTG, INC.,
                            A VIRGINIA CORPORATION,


                                 NATIONS, INC.,
                           A NEW JERSEY CORPORATION,


                                  JOHN A. PLA


                                      AND


                              GEORGE J. HOLLY III



                                  MAY 22, 1997

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

1. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2. SALE AND PURCHASE OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.01 Sale and Purchase of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     2.02 Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.03 Life Insurance Policies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.04 Satisfaction of Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
3. ADDITIONAL UNDERTAKINGS AND COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.01 Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.02 Access; Investigations by Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.03 Operation of Business of the Company  . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.04 No Inconsistent Negotiations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.05 News Releases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     3.06 Reserves for Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.07 Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.08 Subsequent Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.09 Access to Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER  . . . . . . . . . . . . .   9
     4.01 Organization and Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.02 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.03 Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.04 Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     4.05 Directors, Officers and Employees   . . . . . . . . . . . . . . . . . . . . . . . . .   10
     4.06 Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     4.07 No Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.08 Accounts Receivable   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.09 Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     4.10 Conduct of Business; Absence of Material Adverse Change   . . . . . . . . . . . . . .   13
     4.11 Real Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     4.12 Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
     4.13 Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     4.14 Intellectual Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     4.15 Debt Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     4.16 Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.17 Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     4.18 Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     4.19 Litigation; Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     4.20 Labor Relations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     4.21 Pension and Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     4.22 Environmental   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     4.23 Transactions with Related Parties   . . . . . . . . . . . . . . . . . . . . . . . . .   23

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
     4.24 Restrictions and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     4.25 Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     4.26 Absence of Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     4.27 Copies of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     4.28 Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     4.29 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . .   26
     5.01 Title to Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     5.02 Authority and Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     5.03 Absence of Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     5.04 Restrictions and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     5.05 Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     5.06 Transfer of Title   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5A. REPRESENTATIONS AND WARRANTIES OF HOLLY . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     5A.01 Title to Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     5A.02 Authority and Capacity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     5A.03 Absence of Violation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     5A.04 Restrictions and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     5A.05 Binding Obligation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     5A.06 Transfer of Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
6. REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     6.01 Organization and Standing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     6.02 Authorization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     6.03 Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     6.04 No Registration Under the Securities Act  . . . . . . . . . . . . . . . . . . . . . .   29
     6.05 Acquisition for Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     6.06 Evaluation of Merits and Risks of Investment  . . . . . . . . . . . . . . . . . . . .   30
     6.07 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER . . . . . . . . . . .   30
     7.01 Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7.02 Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7.03 Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7.04 Buyer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7.05 Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     7.06 HSR Act Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7.07 Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7.08 Documents at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7.09 Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7.10 Consulting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     7.11 Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . .   32
     8.01 Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

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
     8.02 Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     8.03 Absence of Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     8.04 Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
     8.05 Officer's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.06 Stockholder's Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.07 HSR Act Filing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.08 Documents at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.09 Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.10 Resignation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.11 Employment Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
     8.12 Consulting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.13 Noncompetition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.14 Legal Opinion   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     8.15 Issuance of Additional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
9. CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     9.01 Closing of Sale and Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     9.02 Deliveries by the Stockholder and Holly   . . . . . . . . . . . . . . . . . . . . . .   35
     9.03 Deliveries by the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     9.04 Deliveries by Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
10. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES  . . . . . . . . . . . . . . . . . .   38
     10.01 Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     10.02 Agreement of Stockholder and Holly to Indemnify  . . . . . . . . . . . . . . . . . .   38
     10.03 Agreement of Buyer to Indemnify  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     10.04 Conditions of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
     10.05 No Recourse Against the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .   41
     10.06 Specific Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     10.07 Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
11. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     11.01 Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
     11.02 Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
12. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     12.01 Additional Actions and Documents   . . . . . . . . . . . . . . . . . . . . . . . . .   43
     12.02 Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     12.03 Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     12.04 Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     12.05 Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
     12.06 Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     12.07 Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     12.08 Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
     12.09 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     12.10 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
     12.11 Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     12.12 Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

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
     12.13 Limitation on Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
     12.14 Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

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                                    EXHIBITS


EXHIBIT A - Definitions
EXHIBIT B - Form of Employment Agreement
EXHIBIT C - Form of Consulting Agreement
EXHIBIT D - Form of Noncompetition Agreement
EXHIBIT E - Form of Legal Opinion of Shanley & Fisher, P.C.
EXHIBIT F - Form of Legal Opinion of Hogan & Hartson L.L.P.
EXHIBIT G - Press Release

                            STOCK PURCHASE AGREEMENT


               THIS STOCK PURCHASE AGREEMENT (this "Purchase Agreement") is entered into as of May 22, 1997, among BTG, INC., a Virginia corporation ("Buyer"), NATIONS, INC., a New Jersey Corporation (the "Company"), JOHN A. PLA, the sole stockholder of the Company as of the date hereof (the "Stockholder"), and GEORGE J. HOLLY III, the Chief Operating Officer of the Company ("Holly").

               WHEREAS, as of the date of this Purchase Agreement, the Stockholder owns One Thousand Two Hundred Seventy-Six (1,276) shares of capital stock of the Company (which constitutes all of the issued and outstanding shares of capital stock of the Company as of the date of this Purchase Agreement) (the "Current Shares");

               WHEREAS, immediately prior to Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), the Company will issue to Holly Three Hundred Nineteen (319) shares of capital stock of the Company (the "Additional Shares"), all subject to the terms and conditions of this Purchase Agreement; and

               WHEREAS, the Stockholder and Holly desire to sell and Buyer desires to purchase all of the issued and outstanding shares of capital stock of the Company at the price and upon the terms and conditions hereinafter set forth.

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


1.       DEFINITIONS

         For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings in this Purchase Agreement as are ascribed to them in Exhibit A, except as otherwise expressly provided in this Purchase Agreement.


2.       SALE AND PURCHASE OF STOCK

         2.01     SALE AND PURCHASE OF STOCK

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof,
(a) the Stockholder agrees to sell to Buyer, and Buyer agrees to purchase from the

Stockholder, the Current Shares for the purchase price specified in Section 2.02, and (b) Holly agrees to sell to Buyer, and Buyer agrees to purchase from Holly, the Additional Shares (which, together with the Current Shares shall constitute all of the issued and outstanding shares of capital stock of the Company as of the Closing Date) for the purchase price specified in Section 2.02.

         2.02     PURCHASE PRICE

                  The purchase price for all of the issued and outstanding shares of capital stock of the Company, including the Additional Shares, shall be Ten Million Dollars ($10,000,000) (the "Purchase Price"), of which (a) Eight Million Dollars ($8,000,000), less the outstanding amount of Stockholder Loans as of the Closing Date, shall be payable to the Stockholder in respect of the Current Shares on the Closing Date by wire transfer of immediately available funds in accordance with written instructions of the Stockholder provided to Buyer at least one (1) business day prior to the Closing Date, and (b) Two Million Dollars ($2,000,000) shall be payable to Holly in respect of the Additional Shares on the Closing Date by wire transfer of immediately available funds in accordance with written instructions of Holly provided to Buyer at least one (1) business day prior to the Closing Date.

         2.03     LIFE INSURANCE POLICIES

                  At Closing, the Company will assign to the Stockholder, and the Stockholder will assume from the Company, the life insurance policies maintained by the Company on the life of the Stockholder, as more fully described in Section 4.21 of the Disclosure Schedule.

         2.04     SATISFACTION OF INDEBTEDNESS

                  At Closing, Buyer shall, subject to the terms and conditions of this Purchase Agreement, pay the amounts outstanding under the Huntington Bank Promissory Notes as stated in and in accordance with the payoff letter delivered pursuant to Section 9.03(n) hereof.


3.       ADDITIONAL UNDERTAKINGS AND COVENANTS

         3.01     CONSENTS AND APPROVALS

                  (a) Subject to Section 3.01(d) hereof, Buyer, the Company and the Stockholder shall use their respective best efforts to take all measures reasonably necessary or advisable to secure such consents, authorizations and approvals of governmental authorities and of private persons or entities with respect to the transactions contemplated by this Purchase Agreement, and the performance of all other obligations of such parties hereunder, as may be required by any applicable Laws or by any Agreement to which Buyer, the Company or the Stockholder is a party or by which Buyer, the Company or the Stockholder is bound.

                  (b) Subject to Section 3.01(d) hereof, Buyer, the Company and the Stockholder shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required pursuant to applicable statutes, rules, regulations or orders of any governmental authority in connection with the transactions contemplated by this Purchase Agreement and
(ii) use their respective good faith efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

                  (c) In addition to the obligations set forth in Section 3.01(b), as promptly as practicable after the execution and delivery of this Purchase Agreement, the Stockholder and Buyer shall file with the United States Federal Trade Commission and the Department of Justice a Pre-Merger Notification and Report required to be filed pursuant to the HSR Act. The Company, the Stockholder and Buyer shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of the HSR Act. Buyer shall be responsible for paying the HSR Act filing fee in connection with such filing.

                  (d) Notwithstanding anything to the contrary contained in this Purchase Agreement, prior to the Closing none of the parties hereto shall, without the prior written consent of Buyer, seek to novate any of the Company's Government Contracts. The parties hereto acknowledge and agree that, unless otherwise agreed in writing by Buyer and the Company, no novations under the Company's Government Contracts shall be conditions precedent to the obligations of any party hereto to consummate the transactions hereunder. The parties hereto further acknowledge and agree that the Company is required under the terms of certain of the Government Contracts to which it is a party to notify the applicable governmental authorities that the Company has entered into this Purchase Agreement. The parties hereto shall cooperate with each other in providing such notices and each such notice shall be in a form mutually acceptable to the Company and Buyer. In addition, promptly following the execution and delivery of this Purchase Agreement, the Company and the Stockholder shall provide all required notifications to the applicable governmental agencies under the 8(a) Contracts of the entering into of this Purchase Agreement, and request that the contracting parties and administrative contracting officers under the 8(a) Contracts obtain from the Small Business Administration (the "SBA") waivers to permit the 8(a) Contracts to continue to be performed from and after the Closing Date. Such notifications and requests to obtain waivers shall be subject to the approval of Buyer, which approval shall not be unreasonably withheld. From and after the Closing Date, the Stockholder and Holly shall take such actions and execute such documents as Buyer may reasonably request in connection with any novations, notifications or waivers that Buyer may elect to pursue under the Company's Government Contracts.

         3.02     ACCESS; INVESTIGATIONS BY BUYER

                  (a) At all times through the Closing Date, the Company shall, upon reasonable prior notice and during normal business hours, provide to representatives of Buyer access to the offices, books, Agreements, records (including, without limitation, tax returns and correspondence with accountants), officers, directors and employees of the Company (provided such access shall not cause any unreasonable disruption in the conduct of the Company's business), and will furnish representatives of Buyer such financial and operating data and other information with respect to the business and Assets of the Company as Buyer may reasonably request, including, without limitation, Agreements with clients, customers, vendors, lessors, licensors and suppliers of the Company. Buyer agrees at all times through the Closing Date to (i) keep confidential all such information that is identified by the Company as being of a confidential nature, (ii) not use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not disclose such confidential information to any third party (other than to Buyer's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the Company's advance written authorization; provided, however, that Buyer shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through Buyer. In the event this Purchase Agreement is terminated, Buyer will return to the Company or destroy, as the Company may direct, all documents, workpapers and other materials furnished to Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Purchase Agreement. Nothing in this Section 3.02(a) shall limit Buyer's obligations under the Confidentiality Agreement.

                  (b) The Company, the Stockholder and Holly hereby acknowledge that each of them has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to Buyer not generally known by or available to the general public, including, without limitation, information to which the Stockholder obtains access pursuant to Section 3.09 hereof. The Company, the Stockholder and Holly each agree at all times through the Closing Date and for a period of five (5) years thereafter, to (i) keep confidential all such information that is identified by Buyer as being of a confidential nature, (ii) not use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity, and (iii) not disclose such confidential information to any third party (other than to the Company's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without Buyer's advance written authorization; provided, however, that the Company, the Stockholder and Holly shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it not subject to restrictions of confidentiality; (B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through the Company. In the event this Purchase Agreement is terminated, the Company, the Stockholder and Holly will return to Buyer or destroy, as Buyer may direct, all documents, workpapers and other materials furnished to such parties relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Purchase Agreement. Nothing contained in this Section 3.02(b) shall limit the obligations of the Company, the Stockholder or Holly under the Confidentiality Agreement.

         3.03     OPERATION OF BUSINESS OF THE COMPANY

                  (a) At all times through the Closing Date, the Company shall use its best efforts to (i) preserve its business organization and its present relationships with customers, suppliers, consultants, employees and any other persons having business relations with the Company in the Ordinary Course of Business; and (ii) maintain all of its Assets in customary repair and condition (normal wear and tear excepted) in the Ordinary Course of Business.

                  (b) Except as set forth in the Disclosure Schedule, at all times through the Closing Date, the Company shall conduct its business substantially in the manner heretofore conducted and only in the Ordinary Course of Business and shall not, without the prior written consent of Buyer:
(i) except for the issuance of the Additional Shares to Holly at or prior to the Closing, issue any capital stock, bonds or other corporate securities or debt instruments, grant any options, warrants or other rights calling for the issuance thereof, or borrow any funds; (ii) declare, set aside or pay any dividends or distributions of any Assets; (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, any securities convertible into capital stock, or any other securities; (iv) effect a split, reclassification or other change in or of any of its capital stock; (v) amend its certificate of incorporation or bylaws; (vi) grant any increase in the compensation payable, or to become payable, by the Company to any of its directors, officers, employees or consultants, or make any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (vii) directly or indirectly guarantee or agree to guarantee the obligations of others; (viii) enter into or make or permit any amendment to the terms or conditions of any of the loans evidenced by the Huntington Bank Promissory Notes (including, without limitation, the Witkowski Huntington Bank Promissory Note), or enter into or make or permit any amendment or termination of any other Agreement which the Company or the Stockholder reasonably believes is likely to have a Material Adverse Effect; (ix) mortgage, pledge or subject to any Encumbrance any of its Assets; (x) cancel any indebtedness owing to the Company or any claims which the Company may possess (other than the resolution of claims under any Agreement in the Ordinary Course of Business which would not have a Material Adverse Effect), or waive any rights of substantial value; (xi) sell, assign or transfer any Intellectual Property; (xii) sell, exchange, transfer or otherwise dispose of any interest in any Asset (other than in the Ordinary Course of Business); (xiii) violate any Laws which have or could reasonably be expected to have a Material Adverse Effect; (xiv) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which the Company or the Stockholder reasonably expects to have a Material Adverse Effect; or (xv) make any loan or advance to any stockholder, officer or director of the Company or to any other person. Prior to the Closing Date, the Company and the Stockholder on behalf of the Company
(i) will not do or agree to do any of the things listed in clauses (b) through
(s) of Section 4.10 and (ii) will maintain all insurance, which shall meet the requirements of Section 4.13.

                  (c) The Company shall notify Buyer promptly of any material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company, including, without limitation, information (including, without limitation, copies of all Documents relating thereto) concerning all claims instituted, threatened or asserted against or affecting the Company or its business or Assets at law or in equity, before or by any court or governmental authority.

                  (d) The Company shall keep proper books of record and account in which true and complete entries will be made of all transactions in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, and shall supply to Buyer such Documents (financial or otherwise) with respect thereto as Buyer shall reasonably request.

                  (e) The Company shall inform and discuss with Buyer on a regular and ongoing basis the management of the business and Assets of the Company, including, without limitation, (i) any significant new Agreements or transactions proposed to be entered into, (ii) persons proposed to be employed or terminated by the Company outside of the Ordinary Course of Business, and
(iii) any other significant developments relating to the business or Assets of the Company; provided, however, that Buyer shall have no express or implied power, authority or responsibility with respect to the Company or its business, Assets or Agreements. Without limiting the foregoing, the Company shall not enter into any agreement, understanding, commitment or other arrangement (whether written or oral) with any Affiliate or any officer, director, employee or agent thereof after the date hereof without the prior written consent of Buyer.

                  (f) Prior to Closing, the Company shall comply with all applicable requirements of ISRA and shall receive evidence of the non-applicability of ISRA to the transactions contemplated hereunder from the New Jersey Department of Environmental Protection ("NJDEP"), with respect to the Real Property located in New Jersey. The Company shall be responsible for making all notifications required by ISRA, if any, and shall provide to Buyer copies of all such notifications, if any.

         3.04     NO INCONSISTENT NEGOTIATIONS

                  Neither the Company nor the Stockholder shall, nor shall any of them authorize or knowingly permit any director, officer, employee or other agent of the Company, directly or indirectly, to (i) take any action to solicit, initiate or encourage the submission of a Proposal; (ii) participate in any negotiations regarding, or furnish to any other person, entity or group any nonpublic information with respect to, a Proposal, or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person, entity or group to make a Proposal to the Stockholder, Holly or the Company.

                  In addition, the Company and the Stockholder shall use reasonable efforts to cause any financial advisor engaged by the Company or the Stockholder for any purpose within the past twelve (12) months to refrain from taking any of the actions referred to in clause (i) or (ii) of the immediately preceding sentence. The Company and the Stockholder shall immediately cease any existing discussions or negotiations with any parties (other than Buyer) conducted heretofore with respect to any of the foregoing. The Company or the Stockholder shall notify Buyer promptly if any Proposal, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the offeror and the terms and conditions of the Proposal, including the proposed financing for such Proposal if contained therein. The Company and the Stockholder shall respond to any such Proposal only to the extent consistent with their obligations under this Purchase Agreement.

         3.05     NEWS RELEASES

                  The Company and the Stockholder hereby authorize Buyer to issue the press release attached hereto as Exhibit G promptly following the execution and delivery of this Purchase Agreement. Except to the extent required by applicable Law, neither Buyer nor the Company or the Stockholder shall issue or approve any other news release or other public announcement concerning the transactions contemplated by this Purchase Agreement without the prior approval of Buyer, on the one hand, and the Company and the Stockholder, on the other hand.

         3.06     RESERVES FOR TAXES

                  The Company will pay, or will, to the extent required by generally accepted accounting principles, establish in the financial and accounting books and records of the Company, adequate reserves for the payment of all Taxes payable for or with respect to the period up to and including the Closing Date (without regard to whether or not such Taxes are disputed or are due and payable on or before the Closing Date).

         3.07     EMPLOYEES

                  The Company shall use its reasonable efforts to encourage the current employees of the Company to continue their employment with the Company following the Closing Date; provided, however, that the Company shall not be deemed to guarantee the continued employment of any of its employees.

         3.08     SUBSEQUENT EVENTS

                  The Company and the Stockholder shall notify Buyer promptly in writing of the occurrence of any event, or the failure of any event to occur, prior to the Closing that results in a material omission from, or material breach of, any of the covenants, representations or warranties made by or on behalf of the Company or the Stockholder in this Purchase Agreement or the Disclosure Schedule. Prior to the Closing, the Company and the Stockholder promptly will supplement or amend the Disclosure Schedule delivered pursuant hereto with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered materially inaccurate thereby.

         3.09     ACCESS TO RECORDS

                  For a period five (5) years after the Closing Date, the Buyer shall, upon reasonable prior notice and during normal business hours, provide to the Stockholder access to the financial and accounting books and records of the Company for periods prior to the Closing Date and which are in the Company's possession as of Closing, solely for purposes of assisting the Stockholder in connection with any tax audit or other governmental investigation of the Stockholder relating to the business of the Company for the period prior to Closing or for purposes of defending or investigating any Losses for which indemnification is sought by Buyer pursuant to Section 10.02 hereof; provided, however, such access shall not cause any unreasonable disruption in the conduct of Buyer's business. Buyer shall not dispose of such books and records during the five
(5) year period after the Closing Date.


4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDER

                  The Company and the Stockholder jointly and severally represent and warrant (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to Buyer as follows:

         4.01     ORGANIZATION AND STANDING

                  The Company is a corporation duly organized and validly existing under the laws of New Jersey, and has the corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Purchase Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in the states, countries and territories listed on the Disclosure Schedule. The Company is not qualified to conduct business in any other jurisdiction. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect.

         4.02     SUBSIDIARIES

                  The Company has no Subsidiaries and, except as set forth in the Disclosure Schedule or the Audited Financial Statements, no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity.

         4.03     ARTICLES OF INCORPORATION AND BYLAWS

                  The Company has furnished to Buyer a true and complete copy of the certificate of incorporation of the Company, as currently in effect, certified as of a recent date by the Secretary of State of New Jersey, and a true and complete copy of the bylaws of the Company, as currently in effect, certified by the Company's corporate secretary. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.

         4.04     CAPITALIZATION

                  (a) The authorized capital stock of the Company consists of Two Thousand Five Hundred (2,500) shares of capital stock, without par value, of which One Thousand Two Hundred Seventy-Six (1,276) shares are duly authorized and validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights. All of the issued and outstanding shares of capital stock of the Company are beneficially and of record owned by the Stockholder, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws. The Current Shares and Additional Shares will constitute all of the issued and outstanding shares of capital stock of the Company as of the Closing Date.

                  (b) No shares of capital stock of the Company have been reserved for any purpose, except for issuance of the Additional Shares to Holly. Except as set forth in the Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for capital stock of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company. Except as set forth in the Disclosure Schedule, there are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of the Company's capital stock or any other securities of the Company.

                  (c) The Additional Shares to be issued to Holly at Closing, when issued, will be duly authorized and validly issued, fully paid and non-assessable and not subject to any preemptive rights.

         4.05     DIRECTORS, OFFICERS AND EMPLOYEES

                  The Disclosure Schedule lists all current directors, officers and employees of the Company, showing each such person's name, position, and annual remuneration, bonuses (except bonuses which have not been determined for the current fiscal year) and fringe benefits for the current fiscal year and the most recently completed fiscal year.

         4.06     FINANCIAL STATEMENTS

                  The Company has prepared and furnished to Buyer (a) the audited balance sheet of the Company as of the Current Balance Sheet Date, and the audited statements of income, stockholder's equity and cash flows for the twelve (12) month period ended as of the Current Balance Sheet Date (such audited financial statements, including the notes thereto, collectively, the "Audited Financial Statements"), together with the accompanying report thereon of

Coopers & Lybrand L.L.P. dated April 10, 1997; and (b) the unaudited balance sheet of the Company as of March 31, 1997, and the unaudited statement of income for the three (3) month period then ended (such unaudited statements, collectively, the "Unaudited Financial Statements"; together with the Audited Financial Statements, the "Financial Statements"). All of the Financial Statements, including, without limitation, the notes thereto: (i) have been prepared from the books and records of the Company, (ii) present fairly the financial position of the Company as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods (subject to normal audit adjustments in the case of unaudited statements). The Disclosure Schedule sets forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, requested or required with respect to the Company for any of the periods covered by the Financial Statements.

         4.07     NO LIABILITIES

                  Except as reflected in the Financial Statements (or disclosed in the associated footnotes to the Audited Financial Statements) or as described in the Disclosure Schedule, there exist no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company. Except as described in the Disclosure Schedule or the Unaudited Financial Statements, since the Current Balance Sheet Date, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business.

         4.08     ACCOUNTS RECEIVABLE

                  Except as set forth in the Disclosure Schedule, the accounts receivable of the Company shown on the balance sheets included in the Financial Statements, or thereafter acquired by the Company, have arisen only from bona fide transactions in the Ordinary Course of Business. Neither the Company nor the Stockholder has any knowledge of any facts or circumstances generally (other than general economic conditions) which would result in any material increase in the uncollectability of such accounts receivable in excess of the reserves therefor set forth in the Financial Statements.

         4.09     TAXES

                  (a) Except as set forth in the Disclosure Schedule, the Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all the Company Tax

Returns required to be filed by the Company on or before the Closing Date with respect to all applicable Taxes, and no penalties or other charges are or will become due with respect to any of the Company Tax Returns as the result of the late filing thereof. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Except as set forth in the Disclosure Schedule, the Company: (i) has paid all Taxes due or claimed to be due by any Taxing authority in connection with any of the Company Tax Returns; or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) Except as set forth in the Disclosure Schedule, the Company does not have, nor will the Company have on the Closing Date, either in its own right or as a transferee, any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements.

                  (c) There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company or the Stockholder, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company or the Stockholder, threatened. Except as set forth in the Disclosure Schedule, the Company has not consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company. Except as set forth in the Disclosure Schedule, there is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company, and no power of attorney granted by the Company with respect to any tax matters is currently in force.

                  (d) The Company has furnished to Buyer true and complete copies of all the Company Tax Returns for the past five (5) years and all written communications relating to any such Company Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or
(ii) with respect to which the statute of limitations has not expired.

                  (e) The Disclosure Schedule sets forth (i) all federal tax elections that currently are in effect with respect to the Company, and
(ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to have a material effect on the Company or any of its Assets or operations after the Closing. The Disclosure Schedule sets forth all changes in accounting methods for Tax purposes at any time made, agreed to, requested or required with respect to the Company within the past five (5) years.

                  (f) The Company (i) is not and within the past five (5) years has not been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) has not executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) is not subject to
Section 999 of the Code; (iv) is not a passive foreign investment company as defined in Section 1296(a) of the Code; and (v) is not a party to an Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

         4.10     CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

                  Other than as set forth in the Disclosure Schedule, since the Current Balance Sheet Date, there has been no material adverse change, and no change except in the Ordinary Course of Business, in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company. Except as set forth in the Disclosure Schedule, since the Current Balance Sheet Date, the Company has conducted its business substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not (a) incurred a significant loss of, or significant injury to, any Assets of the Company as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty; (b) issued any capital stock, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds; (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business; (d) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the balance sheets included in the Financial Statements, and current liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business; (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities; (f) mortgaged, pledged or subjected to any Encumbrance any of its Assets; (g) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (h) written down the value of any Assets or written off as uncollectible any notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which had or would have a Material Adverse Effect; (i) entered into any transactions other than in the Ordinary Course of Business;
(j) increased the rate of compensation payable, or to become payable, by it to any of its directors, officers, employees or consultants; (k) made or permitted any amendment or termination of any Agreement to which it is a party which would have a Material Adverse Effect; (l) through negotiation or otherwise made any commitment or incurred any liability to any labor organization; (m) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee; (n) directly or indirectly paid any severance or termination pay to any officer or employee in excess of two
(2) months' salary; (o) made capital expenditures, or entered into commitments therefor, aggregating more than Twenty-Five Thousand Dollars ($25,000); (p) made any change in any method of accounting or accounting practice; (q) entered into any transaction of the type described in Section 4.23; (r) made any charitable contributions or pledges; or (s) made an Agreement to do any of the foregoing.

         4.11     REAL PROPERTY

                  The Disclosure Schedule lists and sets forth a description of all the Real Property. Such Real Property constitutes all Real Property which the Company and the Stockholder reasonably believe is necessary for the Company to conduct its business as presently conducted and is suitable and adequate for the uses for which it is currently devoted. The Company does not hold any fee simple interest in any Real Property.

         4.12     ASSETS

                  Except as set forth in the Disclosure Schedule or the Audited Financial Statements, the Company has good, valid and marketable title to all of its Assets, including, without limitation, all Assets reflected in the balance sheets included in the Financial Statements and all Assets purchased by the Company since the Current Balance Sheet Date (except for Assets reflected in such balance sheets or acquired since the Current Balance Sheet Date which have been sold or otherwise disposed of in the Ordinary Course of Business), free and clear of all Encumbrances. All personal property of the Company material to the conduct of its business is in good operating condition and repair (reasonable wear and tear excepted) and is reasonably believed by the Company to be suitable and adequate for the uses for which it is intended or is being used.

         4.13     INSURANCE

                  The Disclosure Schedule lists all policies of title, Asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by the Company. All such policies:
(a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance in all material respects by the Company with all requirements of Law and of all Agreements to which the Company is a party; (d) to the knowledge of the Company and the Stockholder, are valid and outstanding policies enforceable against the insurer; (e) to the knowledge of the Company and the Stockholder, insure against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and by companies engaged in similar businesses and owning similar properties and provide adequate insurance coverage for the business and Assets of the Company and (f) provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule.

         4.14     INTELLECTUAL PROPERTY

                  The Disclosure Schedule lists all Intellectual Property and applications therefor owned or licensed by or registered in the name of the Company. Except as otherwise specifically stated in the Disclosure Schedule, the Company owns all of the Intellectual Property listed in the Disclosure Schedule purported to be owned by the Company, pays no royalty to anyone with respect to any Intellectual Property and, to the knowledge of the Company and the Stockholder, has the right to bring action for the infringement of such Intellectual Property purported to be owned by the Company. The Company owns or possesses adequate rights to use all Intellectual Property necessary to the conduct of the present business of the Company. Neither the Company nor the Stockholder has any knowledge, and has not received any notice to the effect, that any product the Company sells or that any service the Company renders, or that the marketing or use by the Company or another of any such product or service, may or is claimed to infringe any Intellectual Property or legally protectable right of another.

         4.15     DEBT INSTRUMENTS

                  The Disclosure Schedule or the Audited Financial Statements disclose all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which the Company is a party or which have been assumed by the Company or to which any Assets of the Company are subject. The Company has performed all the material obligations required to be performed by it to date and is not in default in any material respect under any of the foregoing, and, to the

Company's and the Stockholder's knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. As of the Closing Date, the Huntington Bank Promissory Notes will be prepayable in full, without premium or penalty, in accordance with their terms.

         4.16     LEASES

                  The Disclosure Schedule lists all leases and other
Agreements under which the Company is lessee or lessor of any Asset, or holds, manages or operates any Asset owned by any third party, or under which any Asset owned by the Company is held, operated or managed by a third party. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to knowledge of the Company and the Stockholder, the other parties thereto. All governmental approvals required under applicable Laws to have been obtained by the Company with respect to such leases and other Agreements, if any, have been obtained, all filings or registrations required under applicable Laws to have been made by the Company therefor, if any, have been made, and, to the knowledge of the Company and the Stockholder, there have been no threatened cancellations thereof and are no outstanding material disputes thereunder. The Company has in all material respects performed all obligations thereunder required to be performed by the Company to date. The Company is not and, to the knowledge of the Company and the Stockholder, no other party is in default in any material respect under any of the foregoing, and, except as set forth in the Disclosure Schedule, there has not, to the knowledge of the Company or the Stockholder, occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the Assets subject to such leases are in good operating condition and repair, normal wear and tear excepted.

         4.17     OTHER AGREEMENTS

                  (a) The Disclosure Schedule lists all Agreements to which the Company is a party or by which the Company is bound at the date hereof. Each such Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company and, to the knowledge of the Company and the Stockholder, the other parties thereto. All governmental approvals required under applicable Laws to have been obtained by the Company with respect to such Agreements, if any, have been obtained, all filings or registrations required under applicable Laws to have been made by the Company therefor, if any, have been made, and, to the knowledge of the Company and the Stockholder, there have been no threatened cancellations thereof and there are no outstanding material disputes thereunder known to the Company or the

Stockholder. The Company has in all material respects performed all the obligations thereunder required to be performed by the Company to date. The Company is not and, to the knowledge of the Company and the Stockholder, no other party is in default in any material respect under any of the Agreements described in the Disclosure Schedule, and there has not, to the knowledge of the Company or the Stockholder, occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (b) Except as specified in the Disclosure Schedule, the Company is not a party to any oral or written (i) Agreement for the employment of any officer, employee, consultant or independent contractor; (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement; (iii) Agreement with any labor organization or other collective bargaining unit; (iv) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than Twenty-Five Thousand Dollars ($25,000) over its remaining term (including, without limitation, periods covered by any option to renew by either party); (v) Agreement for the purchase, sale or lease of any real estate; (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement; (vii) Agreement for the purchase, sale or lease of any of its Assets other than in the Ordinary Course of Business or the grant of any preferential rights to purchase any of its Assets or rights; (viii) except for the Government Contracts, Agreement which contains any provisions requiring the Company to indemnify any other party thereto; (ix) joint venture agreement or other Agreement involving the sharing of profits; (x) outstanding loan to any person or entity or receivable due from the Stockholder or any Affiliate of the Company; (xi) Agreement (including, without limitation, Agreements not to compete and exclusivity Agreements) that imposes any restriction on any business operations of the Company which, either individually or in the aggregate, would have a Material Adverse Effect; or (xii) Government Contract.

                  (c) Except as set forth in Disclosure Schedule, the Company has never been debarred or suspended from contracting (as a prime contractor or subcontractor at any tier) for or bidding on any Government Contract or, at any time during the past ten (10) years, had a Government Contract canceled or terminated, in whole or in part, by reason of a default or alleged default on the part of the Company. The Company is not currently debarred or suspended from (nor has it received written notice that it is under investigation with respect to a possible debarment or suspension from) bidding on or entering into any Government Contract. Except as set forth in the Disclosure Schedule, with respect to any Government Contract in effect as of the date of this Agreement, the Company has not received written notice (i) that any such Government Contract may be or will be terminated for convenience or by reason of a default or alleged default by the Company, (ii) that funding for any such Government Contract or governmental program involving the Company will be eliminated or substantially reduced or suspended, (iii) requiring or resulting in loss of use or substantial impairment or interference of use by the Company of any facilities owned by a governmental authority, or (iv) that any relevant budget authority or contract authority has been exceeded with respect to any such Government Contract to which the Company is a party. The Company does not anticipate incurring any cost overrun with respect to any Government Contract to which it is a party that is reasonably likely to have a Material Adverse Effect.

                  (d) Final audits of all of the Government Contracts of the Company with the United States of America and its departments, commissions, agencies and instrumentalities have been completed by the Defense Contract Audit Agency for all fiscal years of the Company through and including its fiscal year ended December 31, 1992. No issue has been raised in any such audit or in any pending audit covering subsequent years that could reasonably be expected to result in (i) the suspension or debarment of the Company from bidding on or entering into any Government Contract, (ii) the termination for default of any Government Contract to which the Company is a party or under which the Company is providing goods or services, or (iii) except as reserved for in the Audited Financial Statements, any assertion or claim of material liability against the Company for an equitable adjustment, price reduction, liquidated damages or monetary penalty, or damages under the terms of such Government Contract or based on a default or alleged default by the Company or other malfeasance or alleged malfeasance by the Company arising out of or relating to the performance or failure to perform by the Company thereunder.

                  (e) The Disclosure Schedule specifically identifies any and all Government Contracts as to which final payment has not yet been made that were awarded to the Company in reliance on its status as a small business or small disadvantaged business (Section 8(a)) contractor (collectively, the "8(a) Contracts"). At the time of award of each such 8(a) Contract, the Company satisfied the applicable criteria as to its disadvantaged business and/or small size status.

         4.18     BOOKS AND RECORDS

                  Except as set forth in the Disclosure Schedule, the books of account, stock records, minute books and other records of the Company are true and complete in all material respects, and the matters contained therein are appropriately and accurately reflected in the Financial Statements to the extent required to be reflected therein under generally accepted accounting principles consistently applied.

         4.19     LITIGATION; DISPUTES

                  (a) Except as set forth in the Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the knowledge of the Company and the Stockholder, threatened against, affecting or involving the Company or its business or Assets, or the transactions contemplated by this Purchase Agreement, at Law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign. The Company is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

                  (b) Except as set forth in the Disclosure Schedule, the Company is not currently involved in and, to the knowledge of the Company and the Stockholder, there are no threatened disputes with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisors, representatives or independent contractors which, if adversely determined, would have a Material Adverse Effect.

         4.20     LABOR RELATIONS

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts or other material controversies pending, or, to the Company's and the Stockholder's knowledge, threatened between the Company and
(i) any current or former employees of the Company or (ii) any union or other collective bargaining unit representing such employees. The Company has complied with and is in compliance in all material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. There are no collective bargaining agreements or employment agreements between the Company and any of its employees not terminable at will. Except as set forth in the Disclosure Schedule, the consummation of the transactions contemplated hereby will not cause Buyer or the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity.

         4.21     PENSION AND BENEFIT PLANS

                  (a) Except as set forth in the Disclosure Schedule, the Company (i) does not maintain and has not during the past five (5) years maintained any

Plan or Other Arrangement, (ii) is not and has not during the past five (5) years been a party to any Plan or Other Arrangement and (iii) has no obligations under any Plan or Other Arrangement.

                  (b) The Company has furnished to Buyer true and complete copies of each of the following Documents: (i) the Documents setting forth the terms of each Plan; (ii) all related trust agreements or annuity agreements (and any other funding Document) for each Plan; (iii) for the three most recent plan years, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications for each Title I Plan; (v) all DOL opinions on any Plan and all correspondence relating to the request for and receipt of each opinion; (vi) all Internal Revenue Service rulings, opinions or technical advice relating to any Plan and all correspondence relating to the request for and receipt of each ruling, opinion or technical advice; and (vii) all Agreements with service providers or fiduciaries for providing services on behalf of any Plan. For each Other Arrangement, the Company has furnished to Buyer true and complete copies of each policy, Agreement or other Document setting forth or explaining the terms of the Other Arrangement, all related trust agreements or other funding Documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), other submissions with any governmental agency within the last five (5) years, and all Agreements with service providers or fiduciaries for providing services on behalf of any material Other Arrangement.

                  (c) No Plan is a Multiemployer Plan, an ESOP, a Defined Benefit Plan or a funded Welfare Plan.

                  (d) The Company has made all contributions and other payments required by and required to have been paid under the terms of each Plan and Other Arrangement and have taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase any obligation of Buyer or the Company under any Plan or Other Arrangement other than increases in employee compensation in the Ordinary Course of Business.

                  (e) The Disclosure Schedule sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding Document) comply and have complied with ERISA, the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), and all other Laws. The trusts established under such Qualified Plans are exempt from federal income taxes under Section 501(a) of the Code. The Company has received determination letters issued by the Internal Revenue Service with respect to each Qualified Plan, and the Company has furnished to Buyer true and complete copies of all such determination letters and all correspondence relating to the applications therefor. All statements made by or on behalf of the Company to the Internal Revenue Service in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

                  (f) The Company has complied in all material respects with all applicable provisions of the Code, ERISA, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act, the Exchange Act, and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. The Company has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. The Company has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and, to the knowledge of the Company and the Stockholder, there exist no facts that could give rise to such a claim.

                  (g) The Disclosure Schedule describes all transactions in which the Company or any of the Plans has engaged in violation of Section 406(a) or 406(b) of ERISA for which no exemption exists under Section 408 of ERISA and all "prohibited transactions" (as such term is defined in Section 4975(c)(1) of the Code), for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code. The Company has furnished to Buyer true and complete copies of each request for a prohibited transaction exemption and each exemption obtained in response to such request. All such requests were true and complete when made and continue to be true and complete.

                  (h) The Disclosure Schedule identifies any Plan that has terminated since 1990. The Company has furnished to Buyer true and complete copies of all government filings, employee communications, board minutes and all other Documents relating to each Plan termination.

                  (i) No Plan or Other Arrangement, individually or collectively, provides for any payment by the Company to any employee or independent contractor that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

                  (j) The Company has not filed, and has had no obligation to file, any Form 5330 (Return of Excise Taxes Related to Employee Benefit Plans) on any

Plan.  The Company has no liability for Taxes required to be reported on Form
5330.

                  (k) No Plan promises or provides post-retirement medical, life insurance or other benefits due now or in the future to current, former or retired employees of the Company.

                  (l) All Welfare Plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, and all proposed or final Treasury regulations under
Section 162 of the Code explaining those requirements.

                  (m) The Company has (i) filed or caused to be filed all returns and reports on the Plans that they are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person that are or could become a lien on any Asset of the Company or could otherwise adversely affect the business or Assets of the Company. The Company has collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations, and all of those amounts have been paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due.

         4.22     ENVIRONMENTAL

                  (a) The Company has complied and is in compliance with, and the Company's use of the Real Property and all improvements thereon are in compliance with, all Environmental Laws, except for any noncompliance which has not had, and would not reasonably be expected to have, a Material Adverse Effect.

                  (b) There are no pending or, to the Company's or the Stockholder's knowledge, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither the Company nor the Stockholder has directly or indirectly received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity or knows any fact(s) which the

Company or the Stockholder reasonably believes form(s) the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release or threatened Release at or from any part of the Real Property related to the Company's operations; (ii) the off-site disposal or treatment of Hazardous Materials originating on or from the Real Property with respect to the business or Assets of the Company; (iii) any facility operations, procedures or designs of the Company which do not conform to requirements of the Environmental Laws; or (iv) any violation of Environmental Laws at any part of the Real Property or arising from the Company's activities (or the activities of the Company's predecessors in title) involving Hazardous Materials.

                  (c) The Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required to be obtained by the Company under any Environmental Law. A true and complete list of such permits, licenses, certificates and approvals, all of which are valid and in full force and effect, is set out in the Disclosure Schedule. Except in accordance with such permits, licenses, certificates and approvals, there has been no release of material regulated by such permits, licenses, certificates or approvals.

                  (d) To the knowledge of the Company and the Stockholder, the Real Property contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Hazardous Materials. No portion of the Real Property is being or, to the knowledge of the Company and the Stockholder, has been, used as a dump or landfill, or consists of or contains filled in lands or wetlands.

                  (e) The Company has furnished to Buyer accurate and complete copies of any environmental reports, assessments or other records, if any, relating to the environmental condition of the Real Property of which the Company or the Stockholder is in possession.

                  (f) The Company will promptly furnish to Buyer written notice of any Release or of any actions or notices described in Section 4.22(b).

                  (g) To the knowledge of the Company and the Stockholder, neither PCBs nor asbestos-containing materials are present on or in the Real Property.

         4.23     TRANSACTIONS WITH RELATED PARTIES

                  Except as set forth in the Disclosure Schedule, neither any present or former officer, director, stockholder or person known by the Company or the Stockholder to be an Affiliate of the Company, nor any person known by the

Company or the Stockholder to be an Affiliate of any such person, is currently a party to any transaction or Agreement with the Company, including, without limitation, any Agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

         4.24     RESTRICTIONS AND CONSENTS

                  Except as set forth in the Disclosure Schedule and except for the requirements of the HSR Act, there are no Agreements, Laws or other restrictions to which the Company is party or subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement by the Company or result in any penalty, forfeiture, Agreement termination, or restriction on business operations of the Company as a result of the execution, delivery or performance of this Purchase Agreement by the Company. The Disclosure Schedule lists all such Agreements and Laws that require the consent or acquiescence of any person or entity not party to this Purchase Agreement with respect to any aspect of the execution, delivery or performance of this Purchase Agreement by the Company.

         4.25     AUTHORIZATION

                  Except as set forth in the Disclosure Schedule, the execution, delivery and performance by the Company of this Purchase Agreement and all other Documents executed by the Company in connection with the transactions contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to the Company, or any provision of the certificate of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any Agreement to which the Company is a party or by which it or any of its Assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, the Company or any of the Assets now owned or hereafter acquired by the Company.

         4.26     ABSENCE OF VIOLATION

                  The Company is not in violation of or default under, nor has it breached, any term or provision of its certificate of incorporation or bylaws or any Agreement to which the Company is a party or by which the Company or any Asset thereof is bound or affected, except for any violations, breaches or defaults under

Agreements which do not, individually or in the aggregate with any other such violations, breaches and defaults, have a Material Adverse Effect. The Company has complied and is in compliance with all Laws, the failure to comply with which could have a Material Adverse Effect. Neither the Company nor any of its officers or directors, any employees or, to the knowledge of the Company and the Stockholder, any of the Company's agents (or the stockholders, distributors, representatives or other persons acting on the express authority of the Company) has paid, given or received or has offered or promised to pay, give or receive, any bribe or other unlawful, questionable or unusual payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value
(i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

         4.27     COPIES OF DOCUMENTS

                  True and complete copies of all Documents listed in the Disclosure Schedule have been furnished to Buyer prior to the execution of this Purchase Agreement.

         4.28     BINDING OBLIGATION

                  This Purchase Agreement constitutes, and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         4.29     DISCLOSURE

                  No representation or warranty by the Company or the Stockholder in this Purchase Agreement, and no Document expressly referred to in this Purchase Agreement as being furnished or to be furnished by the Company or the Stockholder to Buyer pursuant to this Purchase Agreement, or in connection herewith or with the transactions contemplated hereby, contains or will contain any material untrue or misleading statement or omits or will omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

                  In addition to the representations and warranties made by the Stockholder in Section 4 hereof, the Stockholder hereby represents and warrants to Buyer as follows:

         5.01     TITLE TO CAPITAL STOCK

                  The Stockholder is, and, except for the Additional Shares to be issued to Holly at Closing, on the Closing Date will be, the sole legal, beneficial and record owner of all of the issued and outstanding shares of capital stock of the Company, with good, valid and marketable title thereto, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws, with full right and lawful authority to sell and transfer the shares to Buyer pursuant to this Purchase Agreement.

         5.02     AUTHORITY AND CAPACITY

                  The Stockholder has full legal right, capacity, power and authority to execute and deliver this Purchase Agreement and all other Documents executed or to be executed by the Stockholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         5.03     ABSENCE OF VIOLATION

                  The execution, delivery and performance by the Stockholder of this Purchase Agreement and all other Documents contemplated hereby to which the Stockholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to the Stockholder; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Stockholder is a party.

         5.04     RESTRICTIONS AND CONSENTS

                  Except for the requirements of the HSR Act, there are no Agreements, Laws or other restrictions of any kind to which the Stockholder is party or subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement by the Stockholder.

         5.05     BINDING OBLIGATION

                  This Purchase Agreement constitutes, and each Document to be executed by the Stockholder pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         5.06     TRANSFER OF TITLE

                  Upon payment at Closing for the shares of capital stock to be purchased from the Stockholder pursuant to the terms of this Purchase Agreement, Buyer will acquire good, valid and marketable title thereto, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws.


5A.      REPRESENTATIONS AND WARRANTIES OF HOLLY

                  Holly hereby represents and warrants to Buyer as follows:

         5A.01    TITLE TO CAPITAL STOCK

                  On the Closing Date, Holly will be the sole legal, beneficial and record owner of the Additional Shares, with good, valid and marketable title thereto, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws, with full right and lawful authority to sell and transfer the Additional Shares to Buyer pursuant to this Purchase Agreement.

         5A.02    AUTHORITY AND CAPACITY

                  Holly has full legal right, capacity, power and authority to execute and deliver this Purchase Agreement and all other Documents executed or to be executed by Holly pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

         5A.03    ABSENCE OF VIOLATION

                  The execution, delivery and performance by Holly of this Purchase Agreement and all other Documents contemplated hereby to which Holly is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) conflict with, or violate any provision of, any Laws having applicability to Holly; or (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Holly is a party.

         5A.04    RESTRICTIONS AND CONSENTS

         There are no Agreements, Laws or other restrictions of any kind to which Holly is party or subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement by Holly.

         5A.05    BINDING OBLIGATION

         This Purchase Agreement constitutes, and each Document to be executed by Holly pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of Holly, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         5A.06    TRANSFER OF TITLE

         Upon payment for the Additional Shares at Closing, Buyer will acquire good, valid and marketable title to the Additional Shares, free and clear of all Encumbrances, except such restrictions on the transfer of such shares as may be applicable under federal and state securities laws.


6.       REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to the Company and the Stockholder as follows:

         6.01     ORGANIZATION AND STANDING

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to carry on its business as currently conducted, to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.

         6.02     AUTHORIZATION

                  The execution, delivery and performance by Buyer of this Purchase Agreement and all other Documents executed or to be executed by Buyer in connection with the transactions contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to Buyer or any provision of the certificate of incorporation or bylaws of Buyer; (b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which Buyer is a party or by which Buyer is bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Buyer or any of the Assets now owned or hereafter acquired by Buyer. No other corporate action is necessary for Buyer to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

         6.03     BINDING OBLIGATION

                  This Purchase Agreement constitutes, and each Document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall constitute, a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

         6.04     NO REGISTRATION UNDER THE SECURITIES ACT

                  Buyer understands that the capital stock to be purchased by it under this Purchase Agreement has not been registered under the Securities Act or any state securities laws, in reliance upon exemptions contained in the Securities Act and such state securities laws or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such capital stock being acquired hereunder subsequently is so registered or qualifies for exemption from registration under the Securities Act and such state securities laws.

         6.05     ACQUISITION FOR INVESTMENT

                  The capital stock is being acquired under this Purchase Agreement by Buyer in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such capital stock will not be offered for sale, sold or otherwise transferred by Buyer without either registration or exemption from registration under the Securities Act and applicable state securities laws.

         6.06     EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of Buyer's investment in such capital stock being acquired hereunder. Buyer understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding such capital stock for an indefinite period of time, inasmuch as such capital stock has not been registered under the Securities Act or any state securities laws).

         6.07     DISCLOSURE

                  No representation or warranty by Buyer in this Purchase Agreement contains any material untrue or misleading statement or omits any material fact necessary to make the statements contained herein in light of the circumstances under which made, not misleading.


7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER

                  The obligations of the Company and the Stockholder under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of the Company and the Stockholder to carry out the provisions of this Purchase Agreement, unless such failure is agreed to in writing by the Company and the Stockholder:

         7.01     REPRESENTATIONS AND WARRANTIES

                  The representations and warranties made by Buyer in this Purchase Agreement or in any Document furnished by Buyer pursuant to this Purchase Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby).

         7.02     PERFORMANCE

                  Buyer shall have performed and complied in all material respects with all Agreements and conditions required by this Purchase Agreement to be performed or complied with by Buyer prior to the Closing Date.

         7.03     LEGAL PROCEEDINGS

                  No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Purchase Agreement, other than an action or proceeding instituted or threatened by the Company or the Stockholder.

         7.04     BUYER'S CERTIFICATE

                  Buyer shall have delivered to the Company and the Stockholder a certificate, dated as of the Closing Date and executed by a senior officer of Buyer, certifying to the fulfillment of the conditions set forth in Sections
7.01 through 7.03.

         7.05     RELEASES

                  The Stockholder shall have been released from the guarantees described at Items 2 and 3 of Section 7.04 of the Disclosure Schedule, or (a) the Stockholder shall have received commitments reasonably satisfactory to the Stockholder from the beneficiaries under such guarantees to release the Stockholder therefrom promptly after the Closing upon satisfaction of conditions that are reasonably acceptable to the Stockholder, or (b) Buyer shall have agreed to indemnify the Stockholder under any such guarantee which is not so released for claims made by the beneficiary thereunder for matters related to the time period from and after the Closing Date.

         7.06     HSR ACT FILING

                  All applicable waiting periods with any extensions thereof under the HSR Act shall have expired or been terminated.

         7.07     LEGAL OPINION

                  The Company and the Stockholder shall have received an opinion from Hogan & Hartson L.L.P., counsel to Buyer, in the form attached hereto as Exhibit F.

         7.08     DOCUMENTS AT CLOSING

                  All Documents required to be furnished by Buyer to the Company and/or the Stockholder prior to or at the Closing shall have been so furnished.

         7.09     EMPLOYMENT AGREEMENTS

                  Buyer shall have executed and delivered an employment agreement in substantially the form of Exhibit B hereto for each of the individuals listed in Exhibit B hereto.

         7.10     CONSULTING AGREEMENT

                  Buyer shall have executed and delivered to the Stockholder a consulting agreement substantially in the form of Exhibit C hereto.

         7.11     CONSENTS

                  The consents, authorizations and approvals described at Items 3 and 4 of Section 4.24 of the Disclosure Schedule shall have been obtained and shall be in full force and effect on the Closing Date, unless Buyer shall have waived in writing the requirement of any such consent, authorization or approval and the failure to obtain such consent, authorization or approval prior to Closing would not reasonably be expected to have material adverse economic consequences on the Stockholder or Holly.


8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Buyer to carry out the provisions of this Agreement, unless such failure is agreed to in writing by Buyer:

         8.01     REPRESENTATIONS AND WARRANTIES

                  The representations and warranties made (jointly or individually) by the Company, the Stockholder and Holly in this Purchase Agreement and the statements contained in the Disclosure Schedule and Exhibits attached hereto or in any Document furnished by the Company or the Stockholder pursuant to this Purchase Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby).

         8.02     PERFORMANCE

                  The Company, the Stockholder and Holly shall have performed and complied in all material respects with all Agreements and conditions required by this Purchase Agreement to be performed or complied with prior to the Closing Date. None of the Huntington Bank Promissory Notes or the loans evidenced thereby shall have been amended or otherwise modified in any respect.

         8.03     ABSENCE OF ADVERSE CHANGES

                  There shall have been no material adverse changes since the Current Balance Sheet Date in the business, operations, condition (financial or otherwise), Assets or liabilities of the Company; provided, however, that the failure to obtain the waivers from the SBA, as described in Section 3.01(d) hereof, shall not constitute an adverse change for purposes of this Section 8.03.

         8.04     LEGAL PROCEEDINGS

                  No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Purchase Agreement other than an action or proceeding instituted or threatened by Buyer.

         8.05     OFFICER'S CERTIFICATE

                  The Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by the Company's President, in his capacity as such, certifying to the fulfillment of the conditions specified in Sections 8.01 through 8.04.

         8.06     STOCKHOLDER'S CERTIFICATE

                  The Stockholder shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by the Stockholder, certifying to the fulfillment of the conditions specified in Sections 8.01 through 8.04.

         8.07     HSR ACT FILING

                  All applicable waiting periods with any extensions thereof under the HSR Act shall have expired or been terminated.

         8.08     DOCUMENTS AT CLOSING

                  All Documents required to be furnished by the Company and/or the Stockholder to Buyer prior to or at the Closing shall have been so furnished.

         8.09     CONSENTS

                  The consents, authorizations and approvals described at Items 3 and 4 of Section 4.24 of the Disclosure Schedule shall have been duly obtained and shall be in full force and effect on the Closing Date, and the notifications under the Government Contracts and requests to obtain the SBA waivers under the 8(a) Contracts shall have been submitted in accordance with
Section 3.01(d) hereof.

         8.10     RESIGNATION OF DIRECTORS

                  Buyer shall have received the written resignations of all of the members of the Board of Directors of the Company (effective as of the Closing Date).

         8.11     EMPLOYMENT AGREEMENTS

                  Holly and Margaret Vicharello shall each have executed and delivered to Buyer an employment agreement substantially in the form of Exhibit B hereto.

         8.12     CONSULTING AGREEMENT

                  The Stockholder shall have executed and delivered to Buyer a consulting agreement substantially in the form of Exhibit C hereto.

         8.13     NONCOMPETITION AGREEMENT

                  The Stockholder shall have executed and delivered to Buyer a noncompetition agreement substantially in the form of Exhibit D hereto.

         8.14     LEGAL OPINION

                  Buyer shall have received an opinion from Shanley & Fisher, P.C., counsel to the Company and the Stockholder, in the form attached hereto as Exhibit E.

         8.15     ISSUANCE OF ADDITIONAL SHARES

                  The Additional Shares shall have been issued to Holly by the Company in accordance with the terms and conditions of this Purchase Agreement.


9.       CLOSING

         9.01     CLOSING OF SALE AND PURCHASE

                  Subject to the terms and conditions of this Purchase Agreement, the Closing shall take place on the Closing Date at the offices of Hogan & Hartson L.L.P., 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, or at such other place acceptable to Buyer, the Company and the Stockholder.

         9.02     DELIVERIES BY THE STOCKHOLDER AND HOLLY

                  At the Closing, the Stockholder and Holly shall deliver to Buyer certificates representing the shares of capital stock being sold to Buyer pursuant to Section 2.01, duly endorsed in blank or with duly executed stock powers attached. The Stockholder also shall deliver to Buyer the following:

                  (a)      the certificate required by Section 8.06;

                  (b) an assignment and assumption agreement in a form reasonably acceptable to Buyer with respect to the assignment by the Company to the Stockholder of the life insurance policies described in Section 2.03 hereof and all rights of the Company under such policies, and the Stockholder's assumption of liabilities under such policies; and

                  (c)      such other Documents as Buyer may reasonably request.

         9.03     DELIVERIES BY THE COMPANY

                  At the Closing, the Company shall deliver to Buyer the following:

                  (a) a copy of the resolutions adopted by the Board of Directors of the Company authorizing the transactions contemplated by this Purchase Agreement certified by the Secretary or other duly authorized officer of the Company;

                  (b) the written resignations of all of the current members of the Board of Directors of the Company (effective as of the Closing
Date);

                  (c)      the certificate required by Section 8.05;

                  (d) certificates of incumbency and specimen signatures of the signatory officers of the Company;

                  (e) a long-form certificate of standing of the Company issued by the state of New Jersey, and a good standing certificate from each state in which the Company is qualified to do business, each such certificate to be dated as of a date not more than seven (7) days prior to the Closing Date;

                  (f) the certificate of incorporation, bylaws, minute books and stock books of the Company and all other books and records reasonably requested by Buyer;

                  (g) employment agreements in the form of Exhibit B hereto duly executed by the individuals listed in Exhibit B hereto; provided, however, that notwithstanding Section 8.08 hereof, it shall not be a condition precedent to Buyer's obligations to close that any individuals (other than Holly and Margaret Vicharello) shall have executed such employment agreements;

                  (h) the Consulting Agreement described in Section 8.12 duly executed by the Stockholder;

                  (i)      the Noncompetition Agreement described in Section
8.13 duly executed by the Stockholder;

                  (j)      the legal opinion described in Section 8.14;

                  (k)      the assignment and assumption agreement described in
Section 9.02(b) duly executed by the Company;

                  (l) the letter of non-applicability from NJDEP described in Section 3.03(f) hereof;

                  (m) a statement of all outstanding Stockholder Loans as of the Closing Date, certified by the Chief Financial Officer of the Company as being complete and accurate;

                  (n) a payoff letter executed by the Huntington Bank of West Virginia, in a form reasonably acceptable to Buyer, which specifies separately the amount of all outstanding indebtedness of the Company, the Stockholder and John Witkowski to such bank as of the Closing Date, and includes an obligation of such bank to (i) execute all release documents necessary to terminate and release the Encumbrances securing the loans evidenced by the Huntington Bank Promissory Notes, and (ii) promptly return to the Company the original Huntington Bank Promissory Notes marked paid or satisfied in full; and

                  (o)      such other Documents as Buyer may reasonably request.

         9.04     DELIVERIES BY BUYER

                  At the Closing, Buyer shall deliver the following:

                  (a)      the amount of the Purchase Price set forth in
Section 2.02(a);

                  (b) a certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated by this Purchase Agreement;

                  (c)      the certificate required by Section 7.04;

                  (d) the Employment Agreements described in Section 8.11 duly executed by Buyer;

                  (e) the Consulting Agreement described in Section 8.12 duly executed by Buyer;

                  (f)      the Noncompetition Agreement described in Section
8.13 duly executed by Buyer;

                  (g)      the legal opinion described in Section 7.07, and

                  (h) such other Documents as the Company or the Stockholder may reasonably request.


10.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

         10.01    SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, indemnities and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto, or made pursuant to any Disclosure Schedule, shall be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the Closing and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified hereinbelow, representations and warranties shall survive for a period of eighteen (18) months after the Closing Date; (b) representations and warranties with respect to Taxes shall survive until the expiration of the applicable statute of limitations; (c) representations, warranties and covenants for matters relating to title to the capital stock of the Company shall continue in full force and effect in perpetuity; (d) representations, warranties and covenants for matters relating to title to the Company's Assets shall continue in full force and effect for a period of five
(5) years after the Closing Date; and (e) the covenants and agreements in this
Article 10 and the covenants and agreements which by their terms survive Closing shall continue in full force and effect until fully discharged. Notwithstanding anything herein to the contrary, any representation, warranty, covenant or Agreement which is the subject of a claim which is asserted in writing prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

         10.02    AGREEMENT OF STOCKHOLDER AND HOLLY TO INDEMNIFY

                  Subject to the conditions and provisions of this Article 10, the Stockholder and Holly hereby agree to indemnify, defend and hold harmless the Buyer Indemnified Persons from and against and in respect of all Losses resulting from, imposed upon or incurred by the Buyer Indemnified Persons, directly or indirectly, by reason of or resulting from (a) any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Holly, the Stockholder or the Company in this

Purchase Agreement or in the Disclosure Schedules or Exhibits attached hereto or in any Document furnished by or on behalf of any such party pursuant to this Purchase Agreement; provided, however, that the failure to obtain the waivers from the SBA, as described in Section 3.01(d) hereof, shall not constitute a breach or noncompliance by Holly, the Stockholder or the Company for purposes of this Section 10.02(a); (b) any arrangements between the Company and/or the Stockholder and any broker, finder, agent or similar advisor in connection with the transactions contemplated by the Purchase Agreement, and any claim for fees or other amounts arising out of any such arrangement or alleged arrangement; and (c) any claims made under any Agreements or arrangements between the Stockholder and/or the Company and any former officer, director or stockholder of the Company that were entered into prior to the Closing Date; provided, however, that, except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by the Company, or the Stockholder or Holly, and Losses arising out of any breach of representations or warranties for matters relating to title to the capital stock of the Company, none of which shall be subject to the following limitations, neither the Stockholder nor Holly shall have any liability under Section 10.02(a) except to the extent that the aggregate amount of claims for Losses asserted under such Section exceeds One Hundred Thousand Dollars ($100,000); provided, further, however, in no event shall the aggregate amount of liability of the Stockholder and Holly for Losses asserted under Section 10.02(a) (except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by the Company, or the Stockholder or Holly, and Losses arising out of any breach of representations or warranties for matters relating to title to the capital stock of the Company), exceed Five Million Dollars ($5,000,000). It shall be a condition to the right of any Buyer Indemnified Person to indemnification pursuant to this Section that such Buyer Indemnified Person shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.01 hereof.

         10.03    AGREEMENT OF BUYER TO INDEMNIFY

         Subject to the conditions and provisions of this Article 10, Buyer hereby agrees to indemnify, defend and hold harmless the Stockholder and Holly from and against and in respect of all Losses resulting from, imposed upon or incurred by the Stockholder or Holly, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, or noncompliance with any conditions or other Agreements, given or made by Buyer in this Purchase Agreement or in the Exhibits or in any Document furnished by or on behalf of the Buyer pursuant to this Purchase Agreement; provided, however, that, except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by Buyer, none of which shall be subject to the following limitations, Buyer shall have no liability under this Section 10.03 until the aggregate amount of claims for Losses asserted under such Section exceeds One Hundred Thousand Dollars ($100,000); provided, further, however, in no event shall the aggregate amount of liability of Buyer for Losses asserted under this Section 10.03 (except for Losses arising out of a willful or intentional breach of representations, warranties or covenants by Buyer), exceed Five Million Dollars ($5,000,000). It shall be a condition to the rights of the Stockholder and Holly to indemnification pursuant to this Section that such parties shall assert a claim for such indemnification within the applicable survival periods set forth in Section 10.01 hereof.

         10.04    CONDITIONS OF INDEMNIFICATION

                  The obligations and liabilities of the Company, the Stockholder and Buyer hereunder with respect to their respective indemnities pursuant to this Article 10, resulting from any Third Party Claim shall be subject to the following terms and conditions:

                  (a) The party seeking indemnification (the "Indemnified Party") must give the other party (the "Indemnifying Party"), notice of any Third Party Claim which is asserted against, resulting to, imposed upon or incurred by the Indemnified Party and which may give rise to liability of the Indemnifying Party pursuant to this Article 10, stating (to the extent known or reasonably anticipated) the nature and basis of such Third Party Claim and the amount thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual material damage by reason of such failure.

                  (b) Subject to Section 10.04(c) below, the Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such Third Party Claim at the Indemnifying Party's risk and expense.

                  (c) In the event that (i) the Indemnifying Party shall elect not to undertake such defense, (ii) within a reasonable time after notice from the Indemnified Party of any such Third Party Claim, the Indemnifying Party shall fail to undertake to defend such Third Party Claim, (iii) there is a reasonable probability that such Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, or (iv) there is a reasonable probability that the amount of Losses asserted under such Third Party Claim may exceed the Indemnifying Party's obligations under this Article 10, then the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the

Indemnifying Party; provided, however, that if the Indemnified Party undertakes defense of such Third Party Claim under clause (iv) above, the Indemnified Party shall not, without the Indemnifying Party's written consent (which consent shall not be unreasonably withheld), settle such Third Party Claim if the Indemnifying Party will be responsible for any amounts under such settlement. In the event that the Indemnified Party undertakes the defense of a Third Party Claim under this Section 10.04(c), the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                  (d) Anything in this Section 10.04 to the contrary notwithstanding, (i) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise such Third Party Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim in form and substance satisfactory to the Indemnified Party; (ii) in the event that the Indemnifying Party undertakes defense of such Third Party Claim, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (iii) in the event that the Indemnifying Party undertakes defense of such Third Party Claim, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Third Party Claim and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith.

         10.05    NO RECOURSE AGAINST THE COMPANY

                  The Stockholder and Holly each hereby irrevocably waives any and all right to recourse against the Company with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by the Stockholder, Holly or the Company in this Purchase Agreement. Neither the Stockholder nor Holly shall be entitled to contribution from, subrogation to or recovery against the Company with respect to any liability of the Stockholder or Holly that may arise under or pursuant to this Purchase Agreement or the transactions contemplated hereby.

         10.06    SPECIFIC PERFORMANCE

                  In addition to any other remedies which Buyer may have at law or in equity, the Company, the Stockholder and Holly hereby acknowledge that the Company and its capital stock are unique, and that the harm to Buyer resulting from breaches by the Company, the Stockholder or Holly of their respective obligations cannot be adequately compensated by damages. Accordingly, the Company, the Stockholder and Holly agree that Buyer shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Purchase Agreement specifically performed by the Company, the Stockholder and Holly, as the case may be, and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

         10.07    REMEDIES CUMULATIVE

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the Company, the Stockholder or Buyer of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.


11.      TERMINATION

         11.01    TERMINATION

                  This Purchase Agreement may be terminated at any time before the Closing Date under any one or more of the following circumstances:

                  (a) by the mutual written consent of all of the parties hereto;

                  (b) by Buyer, the Company or the Stockholder, by written notice of termination delivered to the other parties if the Closing shall not have occurred prior to July 31, 1997; provided, however, that the right to terminate this Purchase Agreement under this Section 11.01(b) shall not be available to any party whose breach of representations, warranties, covenants or agreements contained in this Purchase Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date;

                  (c) by Buyer if the Company, the Stockholder or Holly shall have breached, or failed to comply with, in any material respect any of their respective obligations under this Purchase Agreement or any representation or warranty made by such party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof;

                  (d) by the Company or the Stockholder if Buyer shall have breached, or failed to comply with, in any material respect any of its obligations under this Purchase Agreement or any representation or warranty made by Buyer shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within thirty (30) days after notice thereof; and

                  (e) by Buyer, the Company or the Stockholder if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental or regulatory authority preventing or prohibiting consummation of the transactions under this Purchase Agreement shall have become final and non-appealable.

         11.02    EFFECT OF TERMINATION

                  In the event this Purchase Agreement is terminated as provided in this Article 11, this Purchase Agreement shall forthwith become wholly void and of no effect, and the parties shall be released from all future obligations hereunder; provided, however, that the obligations of the parties as to confidentiality provided in Section 3.02 and the provisions of Section
12.03 relating to the payment of expenses, shall not be extinguished but shall survive such termination, and nothing herein shall relieve any party for any breach of this Agreement. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity (including, without limitation, specific performance).


12.      MISCELLANEOUS

         12.01    ADDITIONAL ACTIONS AND DOCUMENTS

                  Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

         12.02    BROKERS

                  (a) The Company and the Stockholder jointly and severally represent and warrant to Buyer that, except as set forth in the Disclosure Schedule, neither such party has (i) engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement or (ii) incurred (or will incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement.

                  (b) Buyer represents and warrants to the Company and the Stockholder that Buyer has not (i) engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement or
(ii) incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement.

                  (c) Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any fees or commissions other than those set forth in this Section by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

         12.03    EXPENSES

                  Subject to the provisions of Article 10 and except for the HSR Act filing fee described in Section 3.01(c), each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         12.04    ASSIGNMENT

                  Buyer shall have the right to assign its rights and obligations under this Purchase Agreement (except for its obligations under Section 10.03), in whole or in part, to an entity in which Buyer owns all of the issued and outstanding stock (to the extent permitted by law). Except as described in the immediately preceding sentence, no party shall assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by any party of its respective rights or obligations under this Purchase Agreement, whether before or after the Closing, release such party from its respective liabilities and obligations hereunder.

         12.05    ENTIRE AGREEMENT; AMENDMENT

                  This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or furnished pursuant hereto, constitute the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

         12.06    WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         12.07    CONSENT TO JURISDICTION

                  (a) This Purchase Agreement and the duties and obligations of the parties hereunder and under each of the Documents referred to herein shall be enforceable against any party in the courts of the United States of America and of the Commonwealth of Virginia. For such purpose, each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such courts, and agrees that all claims in respect of this Purchase Agreement and such other Documents may be heard and determined in any of such courts.

                  (b) Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Purchase Agreement or to any of the other Documents referred to herein or therein shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         12.08    SEVERABILITY

                  If any part of any provision of this Purchase Agreement or any other Agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

         12.09    GOVERNING LAW

                  This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

         12.10    NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                  (i)      If to Buyer:

                           BTG, Inc.
                           3877 Fairfax Ridge Road
                           Fairfax, Virginia  22030
                           Attention: Deborah Fox, Esq.
                           Telecopy No.: (703) 383-4025

                           with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C.  20004
                           Attention:  David B.H. Martin, Esq.
                           Telecopy No.:  (202) 637-5910

                  (ii)     If to the Company:

                           Nations, Inc.
                           788 Shrewsbury Avenue
                           Tinton Falls, New Jersey  07724-3080
                           Attention:  President
                           Telecopy No.:  (908) 741-6622

                           with a copy (which shall not constitute notice) to:

                           Shanley & Fisher, P.C.
                           131 Madison Avenue
                           Morristown, New Jersey  07962-1979
                           Attention:  Stewart E. Lavey, Esq.
                           Telecopy No.:  (201) 285-1625

                  (iii)    If to the Stockholder or Holly:

                           c/o Nations, Inc.
                           788 Shrewsbury Avenue
                           Tinton Falls, New Jersey  07724-3080
                           Telecopy No.:  (908) 741-6622

                           with a copy (which shall not constitute notice) to:

                           Shanley & Fisher, P.C.
                           131 Madison Avenue
                           Morristown, New Jersey  07962-1979
                           Attention: Stewart E. Lavey, Esq.
                           Telecopy No.:(201) 285-1625

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         12.11    HEADINGS

                  Article and Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         12.12    EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         12.13    LIMITATION ON BENEFITS

                  The covenants, undertakings and agreements set forth in this Purchase Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, except that the agreements set forth in Article 10 also shall be for the benefit of, and enforceable by, Buyer Indemnified Persons, Company Indemnified Persons and their respective successors, heirs, executors, administrators, legal representatives or permitted assigns.

         12.14    BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement, or have caused this Stock Purchase Agreement to be duly executed on their behalf, as of the day and year first above written.


                                       BUYER:
                                       -----

                                       BTG, INC.



                                       By:  /s/ EDWARD H. BERSOFF
                                           ------------------------
                                       Name: Edward H. Bersoff
                                       Title: President and Chief
                                              Executive Officer



                                       COMPANY:
                                       -------

                                       NATIONS, INC.



                                       By:  /s/ JOHN A. PLA
                                            ------------------
                                       Name: John A. Pla
                                       Title: President and Chief
                                              Executive Officer



                                       STOCKHOLDER:
                                       -----------



                                       /s/ JOHN A. PLA
                                       ------------------
                                       JOHN A. PLA



                                       /S/ GEORGE J. HOLLY III
                                       -------------------------
                                       GEORGE J. HOLLY III

                                                                EXHIBIT A TO THE
                                                        STOCK PURCHASE AGREEMENT


                                  DEFINITIONS

                  "8(a) Contracts" has the meaning set forth in Section 4.17(e) of the Purchase Agreement.

                  "Additional Shares" has the meaning set forth in the recitals to the Purchase Agreement.

                  "Affiliate" means: (a) with respect to an individual person, any member of such person's immediate family, consisting of such person's spouse or children; (b) with respect to an entity, any officer or director of such entity; and (c) with respect to an individual person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "Agreement" means any binding agreement between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done.

                  "Article" means an Article of this Purchase Agreement.

                  "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

                  "Audited Financial Statements" has the meaning set forth in
Section 4.06(a) of the Purchase Agreement.

                  "Buyer" means BTG, Inc., a Virginia corporation.

                  "Buyer Indemnified Persons" means Buyer and its subsidiaries and their respective officers and directors.

                  "Closing" means the closing of the sale and purchase of shares of the Company's capital stock pursuant to this Purchase Agreement.

                  "Closing Date" means 10:00 a.m. local time on the later of
(i) five (5) business days after all applicable waiting periods with any extensions thereof under the HSR Act shall have expired or been terminated, or
(ii) the satisfaction or, if permissible, waiver of the closing conditions set forth in Articles 7 and 8, or such other time and such date as shall be mutually agreed upon by Buyer, the Company and the Stockholder.

                  "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

                  "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with the Company.

                  "Company" means Nations, Inc., a New Jersey corporation.

                  "Company Tax Returns" means all returns, reports, declarations and information statements required to be filed by the Company (without regard to extensions of time permitted by law or otherwise) with any federal, state, local or foreign governmental authority or agency.

                  "Confidentiality Agreement" means that certain
Confidentiality Agreement dated October 28, 1996 between the Company and Buyer.

                  "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

                  "Current Balance Sheet Date" means December 31, 1996.

                  "Current Shares" has the meaning set forth in the recitals to the Purchase Agreement.

                  "Defined Benefit Plan" means a Plan that is or was a "defined benefit plan" as such term is defined in Section 3135 of ERISA.

                  "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to the Purchase Agreement.

                  "Documents" means any written or similar material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, letters, memoranda and all similar materials.

                  "DOL" means the Department of Labor or its successors.





                                    ExA -ii-

                  "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment known to the Company or the Stockholder, reservation, order, decree, judgment, restriction, charge, Agreement, claim or equity of any kind.

                  "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any regulations promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "ESOP" means any "employee stock ownership plan" as such term is defined in Section 407(d)(6) of ERISA or Section 4975(c)(7) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all regulations promulgated thereunder.

                  "Exhibit" means an exhibit attached to the Purchase
Agreement.

                  "Financial Statements" has the meaning set forth in Section 4.06(b) of the Purchase Agreement.

                  "Government Contract" means any Agreement with or for (and any subcontract at any tier under an Agreement with or for) any federal, state or local governmental agency, department, commission, board, bureau, authority or instrumentality.

                  "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) (i) which are defined as "pollutants", "contaminants", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (ii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iii) which are known to the Company or the Stockholder to pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.





                                   ExA -iii-

                  "Holly" means George J. Holly III.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

                  "Huntington Bank Promissory Notes" means the following promissory notes made to Huntington National Bank West Virginia ("Huntington Bank"): (i) Revolving Line of Credit Master Note dated December 19, 1996, in the original principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) by the Company, as Maker; (ii) Term Loan Promissory Note dated December 19, 1996, in the original principal amount of Five Hundred Thousand Dollars ($500,000) by the Company, as Maker; (iii) Promissory Note dated August 15, 1993, in the original principal amount of Two Hundred Thirty-One Thousand Dollars ($231,000) by the Stockholder, as Maker; and (iv) Promissory Note dated August 15, 1993, in the original principal amount of Three Hundred Ten Thousand Dollars ($310,000) by John Witkowski, as Maker.

                  "Indemnified Party" has the meaning set forth in Section 10.04(a).

                  "Indemnifying Party" has the meaning set forth in Section 10.04(a).

                  "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

                  "Intellectual Property" means all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.

                  "ISRA" means the New Jersey Industrial Site Recovery Act, as amended, and all regulations promulgated thereto or in connection therewith.

                  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; and environmental protection, including Environmental Laws).





                                    ExA -iv-

                  "Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

                  "Material Adverse Effect" means a material adverse effect upon the business, operations, Assets or condition (financial or otherwise) of the Company taken as a whole.

                  "Minimum Funding Plan" means a Pension Plan that is subject to Title I, Subtitle B, Part 3 of ERISA (concerning funding).

                  "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

                  "Ordinary Course of Business" means ordinary course of the Company's business consistent with past practices.

                  "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

                  "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

                  "Plan" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by the Company; (b) to which the Company contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for the Company and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

                  "Proposal" means any proposal, offer or indication of interest from any person, entity or group relating to any acquisition or purchase of all or (other than in the Ordinary Course of Business) any portion of the Assets of, or any equity in, the Company or any business combination with the Company, other than the transactions contemplated by the Purchase Agreement.





                                    ExA -v-

                  "Purchase Agreement" means this Stock Purchase Agreement, including the Disclosure Schedule and all Exhibits hereto.

                  "Purchase Price" has the meaning set forth in Section 2.02 of the Purchase Agreement.

                  "Qualified Plan" means a Pension Plan that satisfies or is intended to satisfy, the requirements for tax qualification described in
Section 401 of the Code.

                  "Real Property" means the portions of real property (and all improvements thereon) leased or used by the Company.

                  "Release" means any emission, spill, seepage, leak, escape, discharge, leaching, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from the Real Property into or upon the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems at, on, above, or under the Real Property.

                  "SBA" has the meaning set forth in Section 3.01(d) of the Purchase Agreement.

                  "SEC" means the Securities and Exchange Commission.

                  "Section" means a Section (or a subsection) of the Purchase Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

                  "Statutory Waiver Plan" means a Pension Plan that is not subject to Title I, Subtitle B, Part 3 of ERISA (concerning funding).

                  "Stockholder" means Mr. John A. Pla.

                  "Stockholder Loans" means all outstanding loans and advances made by the Company to the Stockholder, and all other indebtedness of the Stockholder for amounts borrowed from the Company and advances made by the Company on behalf of the Stockholder (including amounts outstanding as of the Closing Date under the Huntington Bank Promissory Note made by the Stockholder), including, without limitation, accrued interest thereon.

                  "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Company (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, fifty percent (50%) or more of





                                    ExA -vi-
the stock, partnership interests or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; or (ii) possesses, directly or indirectly, control over the direction of management or policies of such corporation, partnership, joint venture or other legal entity (whether through ownership of voting securities, by agreement or otherwise).

                  "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, withholdings, or other similar charges imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "Third Party Claim" means any claim or other assertion of liability by any third party.

                  "Title I Plan" means a Plan that is subject to Title I of ERISA.

                  "Unaudited Financial Statements" has the meaning set forth in
Section 4.06(b) of the Purchase Agreement.

                  "Welfare Plan" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.





                                   ExA -vii-

The remaining exhibits and schedules to the Stock Purchase Agreement are not included with this Current Report on Form 8-K. The Company will provide those exhibits and schedules upon the request of the Securities and Exchange Commission.





                                     -viii-